UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2009
Broadcom Corporation

(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5300 California Avenue, Irvine, California	92617

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 926-5000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 5, 2009 Broadcom Corporation (“Broadcom”) issued a press release announcing that its wholly owned subsidiary, Fiji Acquisition Corporation, has commenced a tender offer for all the outstanding shares of common stock of Emulex Corporation (“Emulex”). In addition, Broadcom announced the filing of a preliminary consent solicitation statement to solicit Emulex stockholders’ consent for certain amendments to Emulex’s Bylaws (including allowing Emulex stockholders holding 10% or more of the shares outstanding of Emulex to call a special meeting of stockholders), consent for appointment of representatives of Broadcom as stockholders’ agents for purposes of calling a special meeting of the stockholders of Emulex and consent for repealing any amendments of Emulex’s Bylaws adopted by its Board of Directors on or after January 15, 2009. The press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Press release dated May 5, 2009 of the Registrant.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCOM CORPORATION a California corporation
By:	/s/ Eric K. Brandt
	Name:	Eric K. Brandt
	Title:	Senior Vice President and Chief Financial Officer

Date: May 5, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated May 5, 2009 of the Registrant.